UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K
____________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 8, 2023
____________________________

Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)
(949) 774-7640
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2023, Virgin Galactic Holdings, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan (the “Amended Plan”).  The Amended Plan was adopted by the Board and became effective on April 21, 2023, subject to Company stockholder approval.
The Amended Plan amends and restates the Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan (the “Original Plan”) and makes the following material changes to the Original Plan:
(i)    Increases the number of shares available by 8,200,000 shares with an aggregate of 29,408,755 shares reserved for issuance under the Amended Plan;
(ii)    Increases the number of shares which may be granted as incentive stock options under the Amended Plan, such that an aggregate of 29,408,755 shares may be granted as incentive stock options under the Amended Plan;
(iii)    Adds a minimum vesting requirement such that awards granted under the Amended Plan on or after its effective date may not vest earlier than the first anniversary of the award’s grant date, subject to limited exceptions;
(iv)    Provides that, in the event of a “change in control” (as defined in the Amended Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested (and for performance-based awards, vested at target, unless provided otherwise in an individual agreement between the Company and a participant) and exercisable in connection with the transaction;
(v)    Amends the definition of eligible consultants to include any individual or entity that qualifies as a consultant under the Form S-8 rules; and
(vi)    Extends the right to grant awards under the Amended Plan through April 21, 2033.
The terms and conditions of the Amended Plan are described in the section entitled “Proposal No. 4: Approval of the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2023 (“Proxy Statement”).  The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 8, 2023, the Company held its Annual Meeting. The holders of the Company’s common stock considered and voted on four proposals at the Annual Meeting and cast their votes on each such proposal, each of which were described in the Company’s Proxy Statement. The results were as follows:

Proposal 1 – Election of directors to hold office until the Company’s annual meeting of stockholders to be held in 2024 and until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal.

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Michael Colglazier	66,290,894	2,046,446	77,307,837
Evan Lovell	66,148,082	2,189,258	77,307,837
Wanda Austin	62,355,136	5,982,204	77,307,837
Tina Jonas	66,206,220	2,131,120	77,307,837
Craig Kreeger	66,128,805	2,208,535	77,307,837
Raymond Mabus, Jr.	66,484,423	1,852,917	77,307,837
Wanda Sigur	66,301,287	2,036,053	77,307,837
Diana Strandberg	66,320,659	2,016,681	77,307,837
W. Gilbert West	62,694,156	5,643,184	77,307,837

Proposal 2 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
142,254,782	2,695,074	695,320	—

Proposal 3 – Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
43,320,945	24,108,245	908,149	77,307,837

Proposal 4 – Approval of the Company’s Amended and Restated 2019 Incentive Award Plan.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
62,413,974	5,184,597	738,768	77,307,837

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Galactic Holdings, Inc.

Date: June 9, 2023	By:	/s/ Sarah Kim
	Name:	Sarah Kim
	Title:	Executive Vice President, Chief Legal Officer and Secretary